EXHIBIT 3(i)

                     ARTICLES OF ORGANIZATION OF REGISTRANT

                            ARTICLES OF ORGANIZATION
                                       OF
                              COR DEVELOPMENT, LLC


   The undersigned hereby associate themselves together to form and establish a limited liability company under the laws of the State of Kansas.

                                    ARTICLE I

   The name of the limited liability company is COR DEVELOPMENT, LLC (the "Company").

                                   ARTICLE II

   The latest date on which the Limited Liability Company is to dissolve is March 21, 2050.

                                   ARTICLE III

   The Company is organized for profit and the nature of its business and purposes to be conducted or promoted is:

   A.To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or subdivision thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

   B. To invest, lend and deal with monies of the Limited Liability Company in any lawful manner.

   C. To engage in the transaction of the real-estate industry business and in any and all lawful business for which a Limited Liability Company may be organized under the laws of the State of Kansas pertaining to Limited Liability Companies.

   D. To do all and everything necessary, suitable, convenient or proper for the accomplishment of any one or more of the purposes herein enumerated, or incidental to powers herein named, or which at any time appear conducive or expedient for the protection or benefit of the Limited Liability Company.

   E. To engage in any lawful act or activities for which limited liability companies may be organized under the Kansas Limited Liability Company Act, K.S.A. 17-7601, et seq.

                                   ARTICLE IV

   The address of the Limited Liability Company's initial registered office in this state is 12625 Overbrook Drive, Leawood, Johnson County, Kansas 66209, and the name of its initial agent at such address is Arthur E. Fillmore, II.

                                    ARTICLE V

   Additional members may be admitted, but only with the unanimous consent of all the members, as more specifically set forth in the Operating Agreement of the Company.

                                   ARTICLE VI

   Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the Company as more specifically set forth in the Operating Agreement of the Company, the remaining members of the Company have the right to continue the business.

                                   ARTICLE VII

   There shall at all times be one (1) Manager of the Company, or such other number as shall be stated in the Operating Agreement of the Company.

   The day-to-day operations of the Company shall be carried out by a Manager, or in his/her absence or disability, an Assistant Manager, whose names and addresses are listed below, who shall have the authority to make operational decisions for the Company. The initial Manager of the Company shall be:

            United Methodist Church of the Resurrection or its subsidiary 13720 Roe
            Leawood, Kansas 66224

   The Manager will continue to serve as Manager until a successor is duly elected and qualified.

   The Manager is specifically authorized, in the name of and on behalf of the Company to:

      Make management decisions regarding the acquisition, development, sale and lease of real estate to be acquired and commercial buildings to be leased or sold.

                                  ARTICLE VIII

   Additional provisions relating to the formation and operations of the Company are set forth in the Operating Agreement of the Company.

                                   ARTICLE IX

   These Articles may be executed in counterparts, all of which taken together shall constitute one instrument.

   IN WITNESS WHEREOF, these Articles of Organization have been signed this 22nd day of March, 2000.


                                          /s/ Arthur E. Fillmore
                                              Arthur E. Fillmore

STATE OF MISSOURI   )
                    )  ss.
COUNTY OF JACKSON   )


   I, the undersigned, a Notary Public, do hereby certify that on the 22nd day of March, 2000, personally appeared before me Arthur E. Fillmore, who signed the foregoing document as Organizer and that the statements therein contained are true to the best of his knowledge, information and belief.



                                             /s/ Donna M.S. Gouge
                                              Notary Public
My Commission Expires: January 26, 2004

                                       3